Exhibit 99.3

GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

On August 8, 2016, Global Net Lease, Inc. ("GNL" or the "Company") and American Realty Capital Global Trust II, Inc. (“Global II”) entered into an agreement and plan of merger (the “Merger Agreement”) with American Realty Capital Global Trust II, Inc. ("Global II"). On December 22, 2016 (the "Merger Date"), pursuant to the Merger Agreement, GNL acquired Global II through the merger of Global II with and into GNL's wholly-owned subsidiary (the "Merger Sub"), a Maryland limited liability company and wholly owned subsidiary of the Company, at which time the separate existence of Global II ceased and the Company became the parent of the Merger Sub (the "Merger").

In addition, pursuant to the Merger Agreement, American Realty Capital Global II Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of Global II (the "Global II OP"), merged with Global Net Lease Operating Partnership, L.P. (“GNL OP”), with GNL's OP being the surviving entity (the "Partnership Merger" and together with the Merger, the "Mergers"). As a result of the Mergers, the Company acquired the business of Global II, which owned a portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net-leases; two properties were located in the U.S., three were located in the United Kingdom and 10 were located in continental Europe.

Pursuant to the Merger Agreement, each outstanding share of Global II's common stock, including restricted shares of common stock, par value $0.01 per share ("Global II Common Stock"), other than shares owned by the Company, any subsidiary of the Company or any wholly owned subsidiary of Global II, was converted into the right to receive 2.27 shares of common stock of the Company, par value $0.01 per share (such consideration, the “Stock Merger Consideration”), and each outstanding unit of limited partnership interest and Class B interest of the Global II OP (collectively, “Global II OP Units”) was converted into the right to receive 2.27 shares of Company common stock (the “Partnership Merger Consideration” and, together with the Stock Merger Consideration, the “Merger Consideration”), in each case with cash paid in lieu of fractional shares.

In addition, as provided in the Merger Agreement, all outstanding restricted stock of Global II became fully vested and entitled to receive the Merger Consideration.

The Company issued 28.7 million of Company common shares as consideration in the Merger. Based upon the closing price of the shares of Company common stock of $7.70 on December 21, 2016, as reported on the NYSE, and the number of shares of Global II Common Stock outstanding, including unvested restricted shares and OP Units, net of any fractional shares on December 21, 2016, the aggregate fair value of the Merger Consideration paid to former holders of Global II Common Stock and former holders of units of Global II OP Units was $220.9 million.

Effective March 1, 2017, every three issued and outstanding shares of GNL common stock were converted into one share of common stock and every three OP Units were converted into one OP Unit (the "Reverse Stock Split").

As a result of the Reverse Stock Split, the number of outstanding shares of GNL's common stock were reduced from approximately 198.8 million to approximately 66.3 million. No fractional shares or OP Units were issued in connection with the Reverse Stock Split. Instead, cash was paid in lieu of any fractional share that would have otherwise resulted from the Reverse Stock Split. No payments were made in respect of any fractional OP Units. The Reverse Stock Split has been retroactively applied to GNL's historical weighted average shares outstanding.

GNL owns and operates a diversified portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net-leased commercial properties. As of December 31, 2016, the Company owned 310 net leased commercial properties consisting of 22.0 million rentable square feet. Based on original purchase price, 49.2% of our properties are located in the U.S. and the Commonwealth of Puerto Rico and 50.8% are in Europe. The properties were 100% leased, with a weighted average remaining lease term of 9.8 years.

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GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Accounting Acquirer

In applying the acquisition method specified by generally accepted accounting principles in the United States of America ("GAAP") it is necessary to identify the accounting acquirer, which may be different from the legal acquirer. Factors considered in identifying an accounting acquirer include, but are not limited to, the relative size of the merging companies, the relative voting interests of the respective shareholders after consummation of the merger and the composition of senior management and the board after consummation of a merger.

After consideration of all applicable factors pursuant to GAAP, GNL has been identified as the accounting acquirer of Global II. Accordingly, the aggregate purchase consideration for the Merger was allocated to the estimated fair value of Global II’s assets acquired and liabilities assumed on the Merger Date.

Accounting Treatment of the Mergers

The consideration transferred by GNL to acquire Global II established a new accounting basis for the assets acquired, liabilities assumed and any non-controlling interests, measured at their respective fair value as of the Merger Date. To the extent fair value of the Merger Consideration exceeds fair value of net assets acquired, any such excess represents goodwill. Alternatively, if fair value of net assets acquired exceeds fair value of the Merger Consideration, the transaction could result in a bargain purchase gain that is recognized immediately in earnings and attributable to GNL common stockholders. Adjustments to estimated fair value of identifiable assets and liabilities of Global II, as well as adjustments to the Merger Consideration may change the determination and amount of goodwill and/or bargain purchase gain and may impact depreciation, amortization and accretion based on revised fair value of assets acquired and liabilities assumed.

Reclassifications

Reclassifications have been made to Global II historical consolidated statement of operations. The equity based compensation was previously included in general and administrative and been reclassed out to conform to the GNL current period presentation.

Pro Forma Information

The accompanying unaudited pro forma consolidated statement of operations combine the historical consolidated statement of operations for GNL and Global II for the year ended December 31, 2016 and have been prepared as if the Merger had occurred on January 1, 2016. The historical statement operations of Global II include Global II’s results of operations for the period from January 1, 2016 derived from Global II’s statement of operations for the nine months ended September 30, 2016, which are incorporated by reference in the Current Report on Form 8-K to which these Unaudited Pro Forma Consolidated Statements are filed as an Exhibit and Global II’s results of operations for the period from October 1, 2016 to December 21, 2016 derived from Global II’s books and records.

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GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.

The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available. The total Merger Consideration and the assignment of fair values to Global II’s assets acquired and liabilities assumed has not been finalized.

The pro forma information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). All significant adjustments necessary to reflect the effects of the Merger that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma consolidated financial statements do not reflect the costs of any integration activities or full benefits that may result from realization of future cost savings from operating efficiencies, revenue or other incremental synergies expected to result from the Merger. The unaudited pro forma consolidated financial statements reflect management's best estimate based on available information and may be revised as additional information becomes available.

The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

You are urged to read the pro forma information below, together with GNL’s and Global II’s publicly available information.

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GLOBAL NET LEASE, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2016

(In thousands, except share and per share data)

	GNL Historical	Global II Historical For the Period from January 1, 2016 to December 21, 2016	Pro Forma Purchase Accounting Adjustments		Pro Forma Other Adjustments		Combined Pro Forma
	(AA)	(AA)
Revenues:
Rental income	$204,049	$45,142	$(860	)(BB)	$—		$248,331
Operating expense reimbursements	10,125	3,123	—		—		13,248
Total revenues	214,174	48,265	(860)		—		261,579

Expenses:
Property operating	19,038	4,277	(23	)(CC)	—		23,292
Operating fees to related parties	19,751	6,949	—		(2,243	)(FF)	24,457
Acquisition and transaction related	9,792	5,049	—		(15,392	)(GG)	(551)
Recovery of impaired deposits for real estate acquisitions	—	(250)	—		—		(250)
Impairment of real estate assets	—	1,967	—		—		1,967
Vesting of Class B units	—	2,185	—		—		2,185
General and administrative	7,108	5,650	—		(1,539	)(HH)	11,219
Equity based compensation	3,748	78	—		—		3,826
Depreciation and amortization	94,455	18,890	717	(DD)	—		114,062
Total expenses	153,892	44,795	694		(19,174)		180,207
Operating income (loss)	60,282	3,470	(1,554)		19,174		81,372
Other income (expense):
Interest expense	(39,121)	(23,536)	(695	)(EE)	—		(63,352)
Gains on dispositions of real estate investments	13,341	—	—		—		13,341
Gains (losses) on derivative instruments	7,368	59	—		—		7,427
Unrealized gains (losses) on undesignated foreign currency advances and other hedge ineffectiveness	10,109	(433)	—		—		9,676
Other income	20	15	—		—		35
Total other expense, net	(8,283)	(23,895)	(695)		—		(32,873)
Net income (loss) before income taxes	51,999	(20,425)	(2,249)		19,174		48,499
Income tax (expense) benefit	(4,422)	1,489	—		(44	)(II)	(2,977)
Net income (loss)	47,577	(18,936)	(2,249)		19,130		45,522
Non-controlling interest	(437)	—	—		120	(JJ)	(317)
Net income (loss) attributable to stockholders	$47,140	$(18,936)	$(2,249)		$19,250		$45,205

Basic and Diluted Earnings Per Share: (KK)
Basic and diluted net income (loss) per share attributable to stockholders	$0.82	$(1.52)					$0.67
Basic and diluted weighted average shares outstanding	56,720,448	12,430,252					66,493,366

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

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GLOBAL NET LEASE, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

As noted in the Introduction above, the Merger is accounted for under the acquisition method for business combinations pursuant to GAAP, with GNL as the accounting acquirer of Global II. The consideration transferred by GNL to acquire Global II establishes a new accounting basis for the assets acquired, liabilities assumed and any non-controlling interests, measured at their respective fair value as of the Merger Date. Accordingly, the unaudited pro forma consolidated financial statements include adjustments to record the assets acquired and liabilities assumed of Global II at their estimated fair value, which are preliminary and subject to revision. To the extent fair value of the Merger Consideration exceeds fair value of net assets acquired, any such excess represents goodwill. Alternatively, if fair value of net assets acquired exceeds fair value of the Merger Consideration, the transaction could result in a bargain purchase gain that is recognized immediately in earnings and attributable to GNL common stockholders. Adjustments to estimated fair value of identifiable assets and liabilities of Global II, as well as adjustments to the Merger Consideration may change the determination and amount of goodwill and/or bargain purchase gain and may impact depreciation, amortization and accretion based on revised fair value of assets acquired and liabilities assumed. The value of the Merger Consideration was $220.9 million based upon the market price of the GNL common stock at the time of closing of the Merger. The final fair value allocation will be finalized as soon as practicable within the measurement period of no later than one year following the closing date of the Merger. The final acquisition accounting may vary significantly from that reflected in the unaudited pro forma consolidated financial statements.

The historical consolidated financial statements of GNL and Global II have been adjusted in the pro forma consolidated statement of operations to give effect to pro forma events that are directly attributable to the business combination, factually supportable and, with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results following the Merger. These adjustments are generally summarized as: 1) adjustments to the income statement to reflect the estimated purchase price allocation due to the acquisition of Global II by GNL, 2) related tax impacts, and 3) other adjustments described more fully below.

Note 2.  Adjustments to Unaudited Pro Forma Consolidated Statement of Operations

The pro forma results of operations of properties acquired, debt assumed, debt issued and capital raised by Global II are reflected as of the later of the date of the related transaction or January 1, 2016.

The adjustments to the unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 are as follows:

(AA)	Reflects the historical consolidated statement of operations of GNL for the year ended December 31, 2016 and Global II for the period from January 1, 2016 to December 21, 2016. The historical consolidated statement of operations of Global II include Global II’s results of operations for the period from January 1, 2016 derived from Global II’s statement of operations for the nine months ended September 30, 2016, which are incorporated by reference in the Current Report on Form 8-K to which these Unaudited Pro Forma Consolidated Statements are filed as an Exhibit and Global II’s results of operations for the period from October 1, 2016 to December 21, 2016 derived from Global II’s books and records.

(BB)	Reflects the amortization of above-and-below-market lease intangibles based on the preliminary purchase price allocation described above.

(In thousands)	Year Ended December 31, 2016
Adjustments to amortization of above-below market leases:
Remove historical Global II	$(1,803)
Amortization using preliminary fair value of above/below market leases	943
Adjustment	$(860)

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GLOBAL NET LEASE, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

GNL amortizes acquired above- and below-market leases as a decrease or increase to rental income, respectively, over the lives of the respective leases. Effective on the Merger Date, rental revenue will be recorded by GNL on a straight-line basis from date of acquisition through the end of the assumed lease term. However, the pro forma income statements are reflected as if the Merger occurred on January 1, 2016.

(CC)	Reflects the adjustment to property operating expenses for (above) below market ground lease intangible amortization based on the preliminary purchase price allocation described above.

(In thousands)	Year Ended December 31, 2016
Adjustments to below market ground lease intangible amortization:
Remove historical Global II	$(713)
Below market ground lease intangible amortization using preliminary fair value	690
Adjustment	$(23)

(DD)	Reflects pro forma depreciation and amortization expense for the year ended December 31, 2016 calculated and presented based on the preliminary estimated fair values of the real estate and in-place lease intangible assets described above.

(In thousands)	Year Ended December 31, 2016
Adjustments to depreciation and amortization:
Remove historical Global II	$(18,474)
Depreciation and amortization using preliminary fair value	19,191
Adjustment	$717

Estimated useful lives are as follows:

Land improvements	15 years

Building	40 years

Building improvements	15 years

Tenant improvements	Shorter of useful life or remaining life of the respective lease

Furniture and fixtures	5 years

In-place lease intangibles	Remaining life of respective lease

In utilizing these useful lives for determining the pro forma adjustments, consideration is given to the length of time the asset had been in existence, the maintenance history, as well as anticipated future maintenance, and any contractual stipulations that might limit the useful life.

(EE)	Reflects pro forma amortization or accretion of assumed debt premiums or discounts for the year ended December 31, 2016 calculated and presented based on the estimated fair values of debt assumed as described above for the period such debt was outstanding for Global II. As previously indicated, certain of the Global II's debt obligations used to fund acquisitions and which were outstanding for some of the year ended December 31, 2016 were subject to change in control provisions which have been waived.

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GLOBAL NET LEASE, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)	Year Ended December 31, 2016
Adjustments to interest expense:
Remove historical Global II premium or discount amortization/(accretion)	$—
Global II premium or discount amortization/(accretion)	(695)
Adjustment	$(695)

(FF)	Reflects adjustments for Global II additional asset management fees. As a result of the Merger, GNL will incur additional base asset management fees equal to 1.25% of the cumulative net proceeds realized by GNL from the issuance of common equity of $220.9 million used to acquire Global II.

(In thousands)	Year Ended December 31, 2016
Adjustments to asset management fees:
Remove historical Global II	$(4,774)
Pro forma GNL asset management fee	2,531
Adjustment	$(2,243)

(GG)	Reflects the elimination of merger transaction costs incurred during the year ended December 31, 2016 for GNL and Global II of $9.8 million and $5.6 million, respectively, which are reflected in acquisition and transaction related costs. These costs are directly related to the acquisition of Global II.

(HH)	Reflects the elimination of certain overhead, compensation and benefits, and time and expense costs which are charged to Global II by the Advisor. These charges should be excluded from the pro forma income statement because they reflect charges directly attributable to Global II advisory agreement that will not have a continuing impact on GNL's operations as such costs are not allowed under GNL's advisory agreement.

(II)	Reflects the estimated tax effect of the pro forma adjustments related to the Merger.

(In thousands)	Year Ended December 31, 2016
Adjustments to income tax (expense) benefit:
Remove historical Global II and GNL	$—
Pro forma income tax expense for Global II operations	(44)
Adjustment	$(44)

(JJ)	Reflects the allocation of net income (loss) to the non-controlling interests and stockholders’ equity.

(In thousands)	Year Ended December 31, 2016
Adjustments to non-controlling interest:
Remove historical Global II	$—
Additional non-controlling interest	120
Adjustment	$120

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GLOBAL NET LEASE, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(KK)	The following table presents pro forma basic and diluted earnings per share after giving effect to the pro forma adjustments to the unaudited consolidated statement of operations:

Pro forma earnings per share: (In thousands, except share and per share data)	Year Ended December 31, 2016
Numerator:
Net income attributable to stockholders	$45,205
Adjustments to net income attributable to stockholders for common shares equivalents	(773)
Adjusted net income attributable to stockholders	$44,432
Denominator:
Weighted average number of shares outstanding-basic and diluted	66,493,366
Earnings per share:
Net income attributable to stockholders per share-basic and diluted	$0.67

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